EXHIBIT 16(A)

           Declaration Fund - The Michigan Heritage Fund series
                        Expense Table Calculation
                              March 11, 1997

$1,000 invested, no-load 5% annual return, 1.75% expense, $10 adminstrative service fee

5% - 1.75% = 3.25%

Year     Amounts    Average    Expense      Cumulative   Redemption     Total
                                  %           Total         Fee
-----------------------------------------------------------------------------
 1        1,000      1,017      1.75%           18           10            28
          1,033

 2        1,033      1,050      1.75%           36           10            46
          1,067

 3        1,067      1,085      1.75%           55           10            65
          1,102

 4        1,102      1,120      1.75%           74           10            84
          1,138

 5        1,138      1,157      1.75%           94           10            104
          1,175

 6        1,175      1,194      1.75%           115          10            125
          1,213

 7        1,213      1,233      1.75%           136          10            146
          1,252

 8        1,252      1,273      1.75%           158          10            168
          1,293

 9        1,293      1,314      1.75%           181          10            191
          1,335

10        1,335      1,357      1.75%           204          10            214
          1,378

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, The Registrant has duly caused this Post-Effective Amendment No. 27 to its Registration Statement under the Investment Company Act of 1940, to be signed on its behalf by the Undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania on the 19th day of February 1997.


                                      DECLARATION FUND

                                      /S/ Stephen B. Tily, III
                                  BY: ------------------------
                                            President

    As required by the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                   DATE
          ---------                       -----                   ----

/S/  Stephen B. Tily, III                                    February 19, 1997
-------------------------        Trustee, Chairman of
     Stephen B. Tily, III        the Board, President


/S/ Arthur S. Filean                                         March 7, 1997
-------------------------        Trustee
    Arthur S. Filean


/S/ William F. Lee, Jr.                                      March 10, 1997
-------------------------        Trustee
    William F. Lee, Jr.


/S/ Thomas S. Stewart                                        February 24, 1997
-------------------------        Trustee
    Thomas S. Stewart


/S/ Terence P. Smith                                         March 3, 1997
-------------------------        Secretary
    Terence P. Smith


/S/ Paul L. Giorgio                                          March 3, 1997
-------------------------        Treasurer
    Paul L. Giorgio